CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-02856) pertaining to the LifeRate Systems, Inc. 1993 Stock Option Plan, as amended, in the Registration Statement on Form S-8 (No. 333-06783) pertaining to the LifeRate Systems, Inc. Employee Stock Option Plan and in the Registration Statement on Form S-3 (No. 333-04939) dated June 21, 1996, of our report dated February 13, 1997, with respect to the financial statements of LifeRate Systems, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1996.


                                             /s/ Ernst & Young LLP


Minneapolis, Minnesota
April 10, 1997